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                                FIRST AMENDMENT
                                      TO
                        STANDARD INDUSTRIAL LEASE - NET
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     This First Amendment to the June 8, 1992 Standard Industrial Lease - Net is
made and entered into as of March 20, 1995, by and between S&B Mortgage Investment Company, hereinafter called "Lessor", and Variflex of California (aka Variflex, Inc.), hereinafter called "Lessee", and is made with reference to the following facts:

     A. WHEREAS, Lessor and lessee are parties to a certain Standard Industrial Lease - Net dated June 8, 1992, for the premises known as 5152 North Commerce Avenue, Moorpark, California, and described as a concrete tilt-up industrial facility comprised of approximately 104,000 square feet of M-2 zoned land; and

     B. WHEREAS, Lessor and Lessee are desirous of amending said Standard Industrial Lease - Net as hereinafter provided;

     NOW, THEREFORE, the parties respectfully agree as follows:

     1.  Regarding Page 1, Paragraph 3.1, Term, the term of this lease shall be
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extended for two (2) years, commencing on January 1, 1996, and ending on
December 31, 1997.

     2. Regarding Page 1, Paragraph 4, Rent, the $33,280.00 which was paid to
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Lessor by Lessee upon the execution of the Lease on or about June 8, 1992, shall be applied towards the rent due as and for the last month of the extended term, rather than to be applied towards the rent due for the month of December, 1995.

                                      1.
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           3.  Regarding Page 2, Paragraph 8.3(a), Property Insurance, the
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amount of the insurance to be obtained by the insuring party covering loss or damage to the Premises shall be in the amount of $3,500,000.00, which is the agreed-upon replacement value.

           4. With respect to Page 3 of the Addendum to Standard Industrial Lease dated June 8, 1992, Paragraph 53, Included Property Items, the following
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language shall be deleted:

               "Every effort will be made for the air compressor;
               however, it is not currently owned by Lessor."

           5. Except as herein mentioned, the Lease remains unmodified and in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Standard Industrial Lease - Net as of March 20, 1995, at Ventura County, California.

LESSOR:                                   LESSEE:

S&B MORTGAGE INVESTMENT COMPANY           VARIFLEX OF CALIFORNIA
2541 Uranium Drive                        5152 North Commerce Avenue
Oxnard, California 93030                  Moorpark, California 93021

By /s/ Stanley C. Hess                    By /s/ William B. Ogden
   --------------------------------          ---------------------------
   STANLEY C. HESS, General                  BRAD OGDEN, Chief
   Partner                                   Financial Officer

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